UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

Kairos Pharma, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-42275	46-2993314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Westwood Blvd., #139

Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

(310) 948-2356

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001, per share	KAPA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced in our Current Report on Form 8-K, dated January 14, 2025, on January 14, 2025, Kairos Pharma, Ltd. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) and registration rights agreement (the “Registration Rights Agreement”) with a select investor that qualifies as an “accredited investor” (the “PIPE Investor”) for the sale and issuance of 2,500,000 units (the “Pre-Funded Units”), with each Pre-Funded Unit consisting of a pre-funded warrant (each a “Pre-Funded Warrant”) to purchase one share of common stock, exercisable for $0.001 per share (the “Pre-Funded Warrant Shares”), and a common warrant (“Common Warrant”) to purchase one and one half shares of common stock, exercisable at $1.40 per share (the “Common Warrant Shares”). On January 16, 2025, the Company closed on the sale of the Pre-Funded Units for a total purchase price of $3,497,500 (or $1.399 per Pre-Funded Unit), with an additional $2,500 payable upon exercise of the Pre-Funded Warrants in full (the “Offering”). Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission (the “SEC”) a resale registration statement registering the Pre-Funded Units within 15 days of closing and to obtain effectiveness within 30 days thereafter, subject to SEC review.

In advance of closing, on January 16, 2025, the Company and the investor entered into an amended and restated securities purchase agreement (the “A&R Purchase Agreement”), which amended the terms of the Purchase Agreement to include a requirement that the Company obtain shareholder approval prior to issuing in excess of 19.99% of the Company’s common stock and also amended the Common Warrants to make them immediately exercisable and reduce the exercise period from 5.5 years to five years. Other terms of the agreements remained the same.

Boustead Securities, LLC (“Boustead”) and D. Boral Capital LLC (“D. Boral”) acted as co-placement agents for the offering. In conjunction therewith, on January 16, 2025, the Company entered into a placement agent and advisory services agreement (the “Placement Agent Agreement”) with Boustead. Under the terms of the Placement Agent Agreement, at closing the Company paid the placement agents (i) a cash commission equal to 8% of the gross proceeds (including a 1% non-accountable expense fee) and (ii) warrants (the “PA Warrants”) to purchase a total of 175,000 shares of common stock, exercisable at $1.40 per share (the “PA Warrant Shares”), with the total cash and warrant compensation split equally between Boustead and D. Boral.

The foregoing descriptions of the material terms of the A&R Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, the Registration Rights Agreement, the Placement Agent Agreement and the PA Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements, which are filed herewith and incorporated herein by reference as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3 and 4.3, respectively.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 relating to the Offering is hereby incorporated by reference into this Item 3.02. The Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Common Warrants, the Common Warrant Shares, the PA Warrants and the PA Warrant Shares are being sold and/or issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506(b) of Regulation D promulgated thereunder as well as available exemptions under applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10. 1 to the Company’s Current Report on Form 8-K filed January 14, 2025).
4.2*	Form of Common Warrants
4.3*	Form of Placement Agent Warrants
10.1*	Form of Amended and Restated Securities Purchase Agreement
10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 14, 2025).
10.3*	Placement Agent Agreement, dated January 16, 2025, between Kairos Pharma, Ltd. and Boustead Securities LLC.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2025	KAIROS PHARMA, LTD.

	By:	/s/ John S. Yu
John S. Yu
Chief Executive Officer